UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1 )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CAVALIER HOMES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 14, 2009

Dear Stockholder:

We are pleased to advise you that Cavalier Homes, Inc. (the “Company”) and the members of the Cavalier Homes Committee for Change (the “Committee”) including Legacy Housing, LTD., GPLH, LC, Shipley Brothers, LTD., K-Shipley, LLC, D-Shipley, LLC, B-Shipley, LLC, Federal Investors Servicing, LTD., Federal Investors Management, L.C., Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor (each, a “Committee Member” and collectively, the “Committee Members”) recently entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2009 annual meeting of stockholders (the “Annual Meeting”), which is now scheduled for Tuesday, May 26, 2009.

Under the Settlement Agreement, which is described in the accompanying supplement (the “Supplement”) to the Company’s proxy statement dated April 7, 2009, the Committee terminated its solicitation of proxies in support of its three Board nominees, the Company agreed to expand the Board to ten members and name both Curtis D. Hodgson and Kenneth E. Shipley to the Board effective May 13, 2009 and the Company agreed to propose both Mr. Hodgson and Mr. Shipley as nominees for election as directors at the Company’s 2009 Annual Meeting.

The Board’s nominees for election as directors at the Annual Meeting are: Thomas A. Broughton, III, Barry B. Donnell, Curtis D. Hodgson, Lee Roy Jordan, Jonathan B. Lowe, Kenneth E. Shipley, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams. The Board of Directors urges you to elect the ten nominees recommended by the Board by voting on the enclosed WHITE proxy card. The WHITE proxy card enclosed with this Supplement differs from the white proxy card previously furnished to you by the Company in that the enclosed WHITE proxy card includes the names of all ten (10) nominees for director.

Due to the timing of the Settlement, the Company will delay the date of the Annual Meeting to Tuesday, May 26, 2009 at 2 p.m. local time. The location of the Annual Meeting has been moved to The Summit Club, 1901 6th Avenue North, Suite 3100, Birmingham, Alabama.

Please review the Supplement, regardless of whether you voted on a card previously supplied by the Company or the Committee. The Board of Directors of the Company and the Committee join in supporting the slate of nominees set forth in the Supplement. In order to cast your vote for these nominees, please sign, date and mail the enclosed WHITE proxy card.

If you have questions about voting your shares, please call Morrow & Co., LLC toll-free at (800) 607-0088.

Sincerely yours,
/s/ BARRY B. DONNELL	/s/ BOBBY TESNEY
Barry B. Donnell	Bobby Tesney
Chairman of the Board	Chief Executive Officer

YOUR VOTE IS IMPORTANT.  TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.

CAVALIER HOMES, INC.
POST OFFICE BOX 540
32 WILSON BOULEVARD 100
ADDISON, ALABAMA 35540
___________________

Supplement To Proxy Statement
Annual Meeting of Stockholders
To be held on May 26, 2009
at
The Summit Club
1901 6th Avenue North
Suite 3100
Birmingham, Alabama

This supplement (the “Supplement”) supplements and amends the proxy statement dated April 7, 2009 (the “Proxy Statement”) of Cavalier Homes, Inc. (the “Company”) furnished to holders of the Company’s common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 26, 2009 at 2 p.m., local time, or any adjournment or postponement thereof. The Annual Meeting location has been changed to The Summit Club, 1901 6th Avenue North, Suite 3100, Birmingham, Alabama. The record date for the determination of the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 27, 2009, which is the same record date specified in the Proxy Statement. This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders on or about May 14, 2009.

On May 13, 2009, the Company and the members of the Cavalier Homes Committee for Change (the “Committee”) including Legacy Housing, LTD., GPLH, LC, Shipley Brothers, LTD., K-Shipley, LLC, D-Shipley, LLC, B-Shipley, LLC, Federal Investors Servicing LTD., Federal Investors Management, L.C., Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor (each, a “Committee Member” and collectively, the “Committee Members”), entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Board at the Annual Meeting.

Under the Settlement Agreement, the Committee terminated its solicitation of proxies in support of its three Board nominees, the Company agreed to expand the Board to ten members and name both Curtis D. Hodgson and Kenneth E. Shipley to the Board effective May 13, 2009 and the Company agreed to propose both Mr. Hodgson and Mr. Shipley as nominees for election as directors at the Company’s 2009 Annual Meeting. For additional information regarding the Settlement Agreement refer to the section below captioned “Background.”

The Board’s nominees for election as directors at the Annual Meeting are: Thomas A. Broughton, III, Barry B. Donnell, Curtis D. Hodgson, Lee Roy Jordan, Jonathan B. Lowe, Kenneth E. Shipley, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams. The Board of Directors and the Committee urge you to elect the ten nominees recommended by the Board by voting on the enclosed WHITE proxy card. The revised WHITE proxy card enclosed with this Supplement differs from the white proxy card previously furnished to you by the Company in that the enclosed WHITE proxy card includes the names of Messers. Hodgson and Shipley in addition to the Board’s original eight (8) nominees. The Company and the Committee request that you NOT vote on any proxy cards previously supplied by the Company or the Committee. If you have already voted on a proxy card previously supplied by the Company or the Committee, we request that you SUBMIT A NEW VOTE USING THE ENCLOSED WHITE PROXY CARD.

The Board unanimously recommends that you vote FOR each of the nominees.

In addition, stockholders are being asked to vote at the Annual Meeting “FOR” the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accounting firm (Proposal No. 2), as more fully described in the Proxy Statement.

If you submit a revised WHITE proxy card, and do not revoke your proxy before it is voted at the Annual Meeting, your shares will be voted as indicated on that proxy card.

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. Due to the fact that the solicitation for the Annual Meeting was previously contested, a broker may not be entitled to vote shares held for a beneficial owner absent instructions from the beneficial owners of such shares. Thus, if you do not give your broker specific instructions, your shares may not be voted and, in such event, your shares will not be counted in determining the number of shares necessary for approval.

Stockholders are urged to vote promptly using the enclosed revised WHITE proxy card. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Michael R. Murphy, Secretary, at the address on the first page of this Supplement a written notice of revocation of your proxy; (2) delivering an authorized proxy bearing a later date; or (3) attending the Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

For additional information regarding voting of your shares, refer to the section below captioned “Voting of Proxies.”

Background

On January 21, 2009, Curtis D. Hodgson formally notified the Company of his intention to nominate three nominees for election at the Annual Meeting: Curtis D. Hodgson, Kenneth E. Shipley and Michael R. O’Connor.

On May 13, 2009, as stated above, the Company and the Committee entered into the Settlement Agreement. Pursuant to the Settlement Agreement, among other things:

•      The Company has agreed (i) to increase the number of seats on its Board to ten, (ii) to appoint Curtis D. Hodgson and Kenneth E. Shipley (the “Committee Directors”) to serve as directors of the Company until the 2009 Annual Meeting or until their successors are duly elected and qualified, and (iii) to nominate the Committee Directors for election as directors of the Company for terms expiring at the Company’s 2010 annual meeting of stockholders or until their successors are duly elected and qualified, subject to the terms of the Settlement Agreement.

•      The Company further has agreed not to increase the size of the Board to more than ten (10) directors at any time prior to the 2010 annual meeting unless approved by a majority of the independent directors and at least one of the Committee Directors. The Company and the Committee have agreed that, for a period of two (2) years, if any non-Committee Director retires from the Board due to reaching the age of seventy (70), any such vacancy on the Board shall not be filled.

•      In the event any Committee Director leaves the Board prior to the 2010 annual meeting, the Committee shall be entitled to recommend to the Board replacement director(s), and the Board shall not unreasonably withhold acceptance of any such replacement director(s).

•      Curtis D. Hodgson has irrevocably withdrawn his notice to the Company of his intention to nominate Michael R. O’Connor at the Annual Meeting and the Committee has agreed to immediately cease all efforts related to its own proxy solicitation.

•      Within five (5) business days of receiving reasonable documentation with respect to such expenses, the Company shall reimburse the Committee an amount equal to the Committee’s actual out-of-pocket expenses incurred prior to the date of the Settlement Agreement in connection with the proxy contest, including the preparation of related filings with the Securities and Exchange Commission (the “SEC”) and the fees and disbursements of counsel and other advisors, up to a maximum reimbursement of $200,000.

•      Each Committee Member will cause or instruct the record owner to cause all shares of the Company’s common stock beneficially owned by them to be present and voted for all of the directors nominated by the Board for election at the Annual Meeting.

•      So long as any of the Committee Directors or their designated replacements are members of the Board, each of the Committee and each Committee Member agree that neither they nor any of their respective affiliates will, without consent of the Board:

•
effect, seek, offer or propose to effect, or cause or participate in, facilitate or finance, or in any way assist any other person to effect, seek, offer or propose to effect or participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consent to vote any voting securities of the Company or conduct any nonbinding referendum with respect to the Company’s common stock, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Securities Exchange Act of 1934;

•	seek to advise or influence any person with respect to the voting of any securities of the Company;

•
form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Securities Exchange Act of 1934, with respect to the Company’s common stock; and

•
initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) the Company’s stockholders for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise.

•      The Committee and the Company agreed to a mutual release of claims arising in respect of, or in connection with, the nomination and election of directors at the Annual Meeting.

•      Each Committee Director agreed that, while serving as directors of the Company and for a period of one (1) year following his resignation or departure from the Board, he would not use any confidential information learned in his capacity as a Board member in any way that would be competitive with the Company.

The Company filed a complete copy of the Settlement Agreement with the SEC on May 14, 2009 as Exhibit 10.1 to its Current Report on Form 8-K. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Nominees

Certain information concerning each of the nominees for director is set forth below:

Thomas A. Broughton, III, 53, has served as a member of the Board of Directors since 1986 and serves as Chairman of the Board’s Compensation Committee. Mr. Broughton currently serves as President and Chief Executive Officer of ServisFirst Bank and has held that position since May 2006. Mr. Broughton previously worked at First Commercial Bank beginning in 1985 and served as its Chairman until August 2005.

Barry B. Donnell, 69, has served as Chairman of the Board of Directors since 1986. Mr. Donnell was employed by the Company from 1986 until December 31, 2004.

Curtis D. Hodgson, 54, was appointed to the Board of Directors in 2009.  Mr. Hodgson (i) co-founded Legacy Housing, LTD. (“Legacy”) in May 2005, (ii) has served as vice president and secretary of GLPH, LC (“GLPH”), the general partner of Legacy, since May 2005 and (iii) has been the sole stockholder and president of

Cusach, Inc., a wholesaler and retailer of manufactured homes, since 1980.  Mr. Hodgson has a Bachelor of Science degree from the University of Michigan and received his J.D. from the University of Texas.

Lee Roy Jordan, 67, has served as a member of the Board of Directors since 1993. Mr. Jordan was President of Lee Roy Jordan Redwood Lumber Company, a lumber supply business, from 1977 until January 2009. He is now retired.

Jonathan B. Lowe, 39, was appointed to the Board of Directors in 2009 to fill the vacancy created by the resignation of David A. Roberson in August 2008. Mr. Lowe, a partner with the law firm of Lowe, Mobley & Lowe, joined the firm in 1994. He graduated from the University of Alabama with a degree in Accounting and received his J.D. from Cumberland School of Law. Mr. Lowe also serves as President of the Winston County Bar Association and is a member of the Alabama State Bar Leadership Forum.

Kenneth E. Shipley, 50, was appointed to the Board of Directors in 2009.  Mr. Shipley (i) co-founded Legacy in May 2005, (ii) has served as manager, president and assistant secretary of GLPH since May 2005, (iii) has served as manager and president of K-Shipley, the general partner of Shipley Brothers, LTD., since March 2001, (iv) has served as manager of Federal Investors Management, L.C., the general partner of Federal Investors Servicing, LTD., a company that primarily engages in the business of mobile home financing, since 1990, and (v) has been the owner and operator of Bell Mobile Homes, a wholesaler and retailer of manufactured homes in Levelland, Texas, since 1981.

Kenneth J. Smith, 40, was appointed to the Board of Directors in 2009. Mr. Smith served as President and Chief Operating Officer of HM Operating, Inc., d/b/a Harden Manufacturing Company, a furniture manufacturing company, from 2000 until August 2008. He began his career with Harden Manufacturing Company in 1987 and is currently retired.

Bobby Tesney, 64, has served on the Board of Directors since 2003. Mr. Tesney currently serves as our President and Chief Executive Officer, a position to which he was appointed on August 15, 2008 following the resignation of David A. Roberson. Mr. Tesney formerly served as President and Chief Executive Officer of WinsLoew Furniture, Inc. from October 1994 until January 2002. Following his retirement from WinsLoew Furniture, Inc., he served as Vice Chairman and Director of Brown Jordan International, Inc., the successor to WinsLoew Furniture, Inc. until October 2006.

Carl S. Thigpen, 52, was appointed to the Board of Directors in 2009. Mr. Thigpen has served as Executive Vice President and Chief Investment Officer of Protective Life Corporation since June 2007. From January 2002 until June 2007, Mr. Thigpen served as Senior Vice President and Chief Mortgage and Real Estate Officer of Protective Life Corporation. He has been employed by Protective Life Corporation since 1984.

J. Don Williams, 59, has served on the Board of Directors since 2003. Mr. Williams is the owner of J.D. Williams & Associates, LLC, a management consulting company. Mr. Williams served as an executive of Altec Industries, Inc., a mobile equipment manufacturer, from April 1984 until December 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE ABOVE NOMINEES.

Annual Meeting Date and Location

Due to the timing of the Settlement, the Board of Directors delayed the date of the Annual Meeting to Tuesday, May 26, 2009 at 2 p.m., local time. The location of the Annual Meeting has been changed to The Summit Club, 1901 6th Avenue North, Birmingham, Alabama.

Voting of Proxies

If you wish to vote for the ten nominees listed above, you must do so by voting on the revised WHITE proxy card enclosed with this Supplement. If you have already submitted the white proxy card included with the Company’s original Proxy Statement, or the gold proxy card included with the Committee proxy statement, you may revoke it by subsequently executing the WHITE proxy card enclosed with this Supplement and returning it in the enclosed pre-addressed postage-paid envelope.

For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

If you submitted or submit an unrevoked WHITE proxy card included with the Company’s original Proxy Statement, or an unrevoked GOLD proxy card included with the Committee proxy statement, your shares will not be included in determining whether or not a quorum is present and will not be counted in tabulating the number of votes cast on the election of directors or the ratification of the selection of an independent registered public accounting firm. In that case, your vote on the WHITE proxy card included with the Company’s original proxy statement or the GOLD proxy card included with the Committee’s proxy statement will have no effect on the outcome of the voting.

The Board of Directors has not received valid notice of any other business that will be acted upon at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

By Order of the Board of Directors

/s/ MICHAEL R. MURPHY
Michael R. Murphy
Secretary

May 14, 2009

CAVALIER HOMES, INC. PROXY

WHITE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” the following proposal. Please sign, date and return today in the enclosed envelope. Please mark your vote in blue or black ink.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints Bobby Tesney and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Tuesday, May 26, 2009, beginning at 2:00 P.M., Central Daylight Time, at The Summit Club of Birmingham at the Regions-Harbert Plaza, 1901 6th Avenue North, Suite 3100, Birmingham, Alabama 35203, in the following manner:

1.	ELECTION OF DIRECTORS
	☐ FOR all nominees listed below (except as otherwise instructed below)	☐	AUTHORITY WITHHELD to vote for all nominees listed below
Thomas A. Broughton, III, Barry B. Donnell, Curtis D. Hodgson, Lee Roy Jordan, Jonathan B. Lowe, Kenneth E. Shipley, Kenneth J. Smith, Bobby Tesney, Carl S. Thigpen and J. Don Williams
To withhold authority to vote for any nominee, write that nominee's name in the space provided below.
2.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CAVALIER HOMES, INC.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To transact any other business that may properly come before the Annual Meeting.

(Sign on the following page)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Dated: ________________________________, 2009

Signature

Signature (if held jointly)
Title

Please sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please Date, Sign and Return TODAY in the Enclosed Envelope.

No Postage Required if Mailed in the United States.